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                                                                    EXHIBIT 23.1
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                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-00000) pertaining to the 1991 Stock Option Plan of Galileo Corporation of our report dated October 28, 1997, with respect to the consolidated financial statements and schedule of Galileo Corporation for the year ended September 30, 1997, included in its Annual Report (Form 10-K) filed with the Securities and Exchange Commission.




                                            /s/ Ernst & Young LLP
                                            ----------------------------------
                                            Ernst & Young LLP


Providence, Rhode Island
March 18, 1998
































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